Execution Version
AMENDED AND RESTATED SECURED PROMISSORY NOTE
$2,451,229.74    Las Vegas, Nevada
    May 1, 2024

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, WAREHOUSE GOODS LLC, a Delaware limited liability company (“Borrower”), hereby unconditionally promises to pay to the order of SYNERGY IMPORTS LLC, a Nevada limited liability company, or its assigns (“Lender,” and together with Borrower, the “Parties”), the principal amount of TWO MILLION FOUR HUNDRED FIFTY-ONE THOUSAND TWO HUNDRED TWENTY-NINE AND 74/100ths DOLLARS ($2,487,542.24) (the “Loan”), in lawful money of the United States of America, together with all accrued interest thereon computed from the date of this Amended and Restated Secured Promissory Note (this “Note”), or so much thereof as is advanced pursuant to that certain Loan, Security and Pledge Agreement, dated the date hereof, between Borrower and Lender (as amended by that certain Loan Modification Agreement of even date herewith and as the same may be amended, modified, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). The aforementioned maximum principal amount is derived as follows: (a) $1,321,010.73 in Advances made under the Loan Agreement, (b) $441,489.27 in outstanding deferred payments owed to Organicix, LLC as of the date hereof, (c) $437,500.00 in outstanding deferred payments owed to Eyce LLC as of the date hereof, (d) $153,687.50 in agreed upon costs and expenses payable to Lender, and (e) $97,542.24 in accrued, but unpaid interest payable to Lender.
1.Definitions; Interpretation.
1.1Capitalized terms used herein shall have the meanings set forth in this Section, and capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement:
“Applicable Rate” means the rate equal to twenty percent (20%) per annum.
“Borrower” has the meaning set forth in the introductory paragraph.
“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in Las Vegas, Nevada are authorized or required by law to close.
“Default Rate” means the lesser of the rate equal to forty percent (40%) or the maximum rate of interest that, at the time in question, would not cause the interest charged on the obligations owing to Lender under this Note to exceed the maximum amount that Lender would be allowed to contract for, charge, take, reserve or receive under applicable Law after taking into account, to the extent required by applicable Law, all relevant payments and charges under this Note.
“Interest Payment Date” means the last day of each month during the term of this Note commencing on May 31, 2024, as well as the Maturity Date.
“Law” or “Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning set forth in the introductory paragraph.
“Loan” has the meaning set forth in the introductory paragraph.
“Loan Documents” means this Note, the Loan Agreement, the Guaranty and all other agreements, documents and instruments in favor of Lender from time to time delivered to Lender in connection with or under this Agreement or in connection with the Loan and all renewals, extensions, modifications, supplements, restatements, and replacements of, or substitutions for, any of the foregoing.
“Maturity Date” means the earlier of (a) September  22, 2024, (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 5.5 or Section 8, or (c) July 15, 2024 unless Borrower completes one or more IP Transactions or Material Transactions with aggregate Net Proceeds of at least $3,000,000.00; provided, however, in the event that the outstanding and unpaid principal amount of the Loan is reduced to less than Seven Hundred Thousand Dollars ($700,000.00) prior to September  22, 2024, the Maturity Date shall automatically be extended by three (3) months to December 22, 2024 (the “Amended Maturity Date”).
“Net Proceeds” means the gross proceeds from an IP Transaction or a Material Transaction less only the transaction fees withheld from such proceeds.
“Note” has the meaning set forth in the introductory paragraph.
“Parties” has the meaning set forth in the introductory paragraph.
“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.
1.2Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
2.Payment Dates; Optional Prepayments.
2.1[Intentionally Omitted].

2.2Payment Dates. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date, unless otherwise provided in Section 5.5 or Section 8.
2.3Optional Prepayments. Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty by paying the principal amount to be prepaid together with accrued interest thereon to the Maturity Date. No prepaid amount may be reborrowed.
3.Security. Borrower’s performance of its obligations hereunder is secured by a first priority security interest in the collateral specified in the Loan Agreement and subject to the terms thereof.
4.Interest.
4.1Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.
4.2Interest Payment Dates. Interest shall be payable monthly in arrears to Lender on each Interest Payment Date. The Interest Payment Dates and the amount of accrued interest due on each Interest Payment Date as of the date of this Note are set forth in the schedule attached hereto as Exhibit A. To the extent that any partial prepayments of principal are made in accordance with Section 2.3 or Section 5.5, Lender shall amend Exhibit A to reflect the recalculated interest amounts due for the remaining Interest Payment Dates.
4.3Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.
4.4Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which the Loan is made, and shall not accrue on the Loan for the day on which it is paid.
4.5Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by Lender to Borrower under applicable Law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.
5.Payment Mechanics.

5.1Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 5:00 PM (Tustin, California time) on the date on which such payment is due by cashier’s check, certified check, or by wire transfer of immediately available funds to Lender’s account at a bank specified by Lender in writing to Borrower from time to time.

5.2Application of Payments. Unless otherwise specifically provided for in this Note or in the Loan Agreement, all payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under this Note. Unless otherwise determined by Lender, any payments toward the principal amount outstanding under this Note shall be first applied toward the portion of the principal amount outstanding represented by the Advances (i.e., $1,321,010.73) and then applied pro rata toward the portion of the principal amount outstanding represented by deferred amounts owed and due to Organicix (i.e., $441,489.27) and Eyce (i.e., $437,500.00).
5.3Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.
5.4Rescission of Payments. If at any time any payment made by Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.
5.5Mandatory Repayments.
(a)In the event of a sale, licensing or other similar transaction involving solely Intellectual Property (such transaction, an “IP Transaction”), where such IP Transaction requires the prior written consent of Lender and the release of Lender’s first priority lien thereon, seventy-five percent (75%) of the Net Proceeds from such IP Transaction shall be paid to Lender directly from the closing of the IP Transaction, and such payment will be treated as a payment of the Loan, such that the outstanding unpaid principal amount of the Loan will be reduced by the amount of such payment to Lender.
(b)In the event of any financing, business combination or similar transaction (such transaction, a “Material Transaction”), the Net Proceeds from such Material Transaction shall be payable to Lender as follows:
(i)Twenty percent (20%) of the Net Proceeds from the Material Transaction shall be paid to Lender directly from the closing of such Material Transaction, and such payment will be treated as a payment of the Loan, such that the outstanding and unpaid principal amount of the Loan will be reduced by the amount of such payment to Lender; and
(ii)An amount equal to one percent (1%) of the Net Proceeds from any Material Transaction shall be paid to Lender weekly until the Maturity Date, and the amount of such weekly payments shall be applied first to any accrued and unpaid interest then to the outstanding principal, where additional IP Transactions or Material Transactions shall be aggregated for the purposes of calculating the amount of the weekly payments.
(c)In addition to mandatory repayments set forth in subsection (e) above, in the event of any IP Transaction or any Material Transaction, the Net Proceeds therefrom shall be payable and applied toward the Transaction Expense, the outstanding amounts owed to DID and Tai Young in the aggregate amount of approximately $270,000.00 (the “Vendor Expense”) and the Interest Expense, in such order, as follows:
(i)for such aggregate Net Proceeds received up to $1,000,000.00, seven percent (7%) of such aggregate Net Proceeds shall be payable and applied as described above;
(ii)for such aggregate Net Proceeds received in excess of $1,000,000 and up to $2,000,000.00, twelve percent (12%) of such aggregate Net Proceeds shall be payable and applied as described above; and
(iii)for such aggregate Net Proceeds received in excess of $2,000,000.00, twenty-two percent (22%) of such aggregate Net Proceeds shall be payable and applied as described above until such Interest Expense, such Vendor Expense and such Transaction Expense are paid in full.
(d)In the event that a payment is made to Lender pursuant to either subsection (a), subsection (b) or subsection (c) above and such payment results in the reduction of the outstanding and unpaid principal of the Loan to less than Two Hundred Thousand ($200,000.00), the entire remaining outstanding and unpaid principal amount of the Loan shall be immediately due and payable with such payment.
6.Representations, Warranties, Covenants and Conditions. All of the representations, warranties, covenants and conditions contained in the Loan Agreement and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms, covenants, and conditions of this Note and the Loan Agreement, the terms, covenants and conditions of the Loan Agreement shall govern.
7.Events of Default. The occurrence and continuance of an Event of Default contained in the Loan Agreement and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.
8.Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Lender may thereupon by written notice to Borrower (a) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under any of the Loan Documents or applicable Law; provided, however, that if an Event of Default described in Section 12(a)(v) of the Loan Agreement shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of Lender.
9.Miscellaneous.
9.1Notices.
(a)All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:
(i)If to Borrower:
WAREHOUSE GOODS LLC
1095 Broken Sound Parkway NW, Suite 100
Boca Raton, Florida 33487
Attention: Craig Snyder, Chief Executive Officer
Email:
Attention: Lana Reeve, Chief Financial and Legal Officer
Email:

With a copies to (which shall not constitute notice):

Blank Rome LLP
125 High Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Robert Petitt
Email: robert.petitt@blankrome.com
(ii)If to Obligors:
WAREHOUSE GOODS LLC
1095 Broken Sound Parkway NW, Suite 100
Boca Raton, Florida 33487
Attention: Craig Snyder, Chief Executive Officer
Email:
Attention: Lana Reeve, Chief Financial and Legal Officer
Email:

With a copies to (which shall not constitute notice):

Blank Rome LLP
125 High Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Robert Petitt
Email: robert.petitt@blankrome.com
(iii)If to Lender:

Synergy Imports LLC
189 Pilot Road
Las Vegas, NV
Attention:     Cortney Smith, Manager

Email:
Attention:     Charles Hoch, Manager
Email:
With copies to (which shall not constitute notice):
Robert C. Kim
Ballard Spahr LLP
One Summerlin
1980 Festival Plaza Drive, Suite 900
Las Vegas, Nevada 89135-2958
Email: kimr@ballardspahr.com

(b)Notices if mailed by certified or registered mail or sent overnight courier service shall be deemed to have been given when received.

9.2Expenses. Borrower shall pay:

(a)all reasonable out-of-pocket expenses incurred by Lender, including the reasonable fees, charges, and disbursements of counsel for Lender in connection with the preparation, negotiation, execution, delivery, and administration of the this Note, the other Loan Documents and any amendments, waivers, or other modifications of the provisions of any thereof, including without limitation Florida Documentary Stamp Taxes, if applicable, and recording expenses; and

(b)all out-of-pocket expenses incurred by Lender, including the fees, charges, and disbursements of any counsel for Lender in connection with the enforcement or protection of its rights (i) in connection with this Note and the other Loan Documents, including its rights under this Section 9.2 or (ii) in connection with the Loan, including all such out-of-pocket expenses incurred in connection with any restructuring, workout, or negotiations in respect of this Note or the Loan.

9.3Governing Law. This Note, the other Loan Documents, and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, the other Loan Documents, and the transactions contemplated hereby and thereby shall be governed by the laws of the State of Nevada.

9.4Submission to Jurisdiction.

(a)Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note or any other Loan Document shall be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada located in Clark County, Nevada and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)Nothing in this Section 9.4 shall affect the right of Lender to (i) commence legal proceedings or otherwise sue Borrower in any other court having jurisdiction over Borrower or (ii) serve process upon Borrower in any manner authorized by the laws of any such jurisdiction.

9.5Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in Section 9.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.6Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

9.7Integration. This Note and the other Loan Documents to which Borrower is a party constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

9.8Successors and Assigns. This Note may be assigned or transferred by Lender to any Person. Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Lender. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

9.9Waiver of Notice. Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

9.10Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

9.11Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

9.12No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of Lender, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

9.13Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the Florida Electronic Signatures Act (Florida Statutes §§ 668.001 to 668.006) and the Florida Uniform Electronic Transaction Act (Florida Statutes § 668.50).

9.14Severability. If any term or provision of this Note or any other Loan Document is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the or such other Loan Document or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has executed this Amended and Restated Secured Promissory Note as of the date set forth above.

WAREHOUSE GOODS LLC,
a Delaware limited liability company

By:    ____________________________
Name:    Craig Snyder
Title:     Chief Executive Officer

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EXHIBIT A
Interest Payment Schedule

Interest Payment Date	Interest Due[1]
May 31, 2024 (31 Days)	$41,637.33
July 1, 2024 (31 Days)[2]	$41,637.33
July 31, 2024 (30 Days)[3]	$40,294.19
September 2, 2024 (32 Days)[4]	$42,980.47
September 22, 2024 (20 Days)	$26,862.79
Total	$192,412.10

1 To be completed once the costs and expenses are estimated and total principal amount is established.
2 June 30, 2024 is a Sunday. Per Section 5.3 of the Note, this interest payment shall be due on the next succeeding Business Day (i.e., Monday, July 1, 2024), and one extra day will be included in the calculation of interest.
3 The calculation of interest due on July 31, 2024 will exclude interest accruing on July 1, 2024 which will be included in the prior interest payment (see Footnote 1).
4 August 31, 2024 is a Saturday. Per Section 5.3 of the Note, this interest payment shall be due on the next succeeding Business Day (i.e., Monday, September 2, 2024), and two extra days will be included in the calculation of interest.

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